UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009.

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	000-52748	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana	70401
(Address of principal executive office)	(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. L. Thomas Bulla joined First Guaranty Bank (the “Bank”) as the North Louisiana Area President and Executive Officer on January 29, 2009. Mr. Bulla’s duties will include but not be limited to the oversight of the daily operations of North Louisiana banking centers, including the personnel and facilities.  In addition, he will participate in assessing the adequacy, effectiveness and implementation of First Guaranty Bank’s long-term growth strategies and business development.  No employment contract has been signed between Mr. Bulla and the Bank. Mr. Bulla is not an executive officer of First Guaranty Bancshares, Inc.

Prior to joining First Guaranty Bank, Mr. Bulla has over 40 years of banking experience, including serving as President, CEO and Director of First National Bank in Roncevente, West Virginia from 1994-2005.  He also served as West Virginia’s State Commerce Secretary from 2005-2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)

Date: February 3, 2009	By:	/s/ Michele E. LoBianco
Michele E. LoBianco
Secretary and Treasurer (Principal Financial Officer)